                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


                      GENERAL DATACOMM INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
                           MIDDLEBURY, CT 06762-1299

                                                                    May 13, 1999

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Special Meeting of Stockholders of the Corporation to be held at the offices of The Chase Manhattan Bank, 11th floor, 270 Park Avenue, New York, New York on Friday, June 18, 1999 at 11:00 A.M.

     The stockholders will be asked to consider and act on a proposal to increase the authorized shares of Common Stock by 15,000,000 from 35,000,000 shares to 50,000,000 shares, and decrease the authorized number of shares of Class B Stock by 25,000,000 shares from 35,000,000 to 10,000,000 shares.

     The Corporation has historically relied on the issuance of Common Stock and/or securities which have features allowing conversion into Common Stock as a principal source of working capital and to fund investments in research and development. The proposal to increase the authorized shares of Common Stock will give the Corporation the flexibility required to provide these same capital resources in the foreseeable future.

     It is important that your shares be represented at the meeting, whether or not you are personally able to be present. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, "FOR" approval of the proposal.

     Please sign, date and return your proxy as soon as possible. If you do not attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card would be appreciated.

     Enclosed are the Notice of Special Meeting, Proxy Statement and proxy card.

                                          Sincerely,

                                          CHARLES P. JOHNSON
                                          Chairman of the Board

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
 ------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1999
 ------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of GENERAL DATACOMM INDUSTRIES, INC. (the "Corporation") will be held at the Corporate offices of The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on Friday, June 18, 1999 at 11:00 A.M. for the following purposes:


     1. To consider and take action upon a proposal to adopt amendments to Article Fourth of the Corporation's Restated Certificate of Incorporation increasing the authorized Common Stock, $.10 par value by 15,000,000 shares to 50,000,000 shares and decreasing the authorized Class B Stock, $.10 par value by 25,000,000 shares to 10,000,000 shares.


     The close of business on May 13, 1999 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary

Dated: May 13, 1999

--------------------------------------------------------------------------------

     IMPORTANT: THE MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND IS MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299

                            ------------------------

                                PROXY STATEMENT


     This statement is furnished in connection with the solicitation by the Board of Directors of General DataComm Industries, Inc. (the "Corporation") of proxies in the accompanying form to be used at the Special Meeting of the Stockholders of the Corporation to be held on Friday, June 18, l999 and at all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or before May 21, 1999. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it any time before it is exercised by giving written notice to the Corporation, Attention: Secretary, to such effect. Proxies properly executed and received in time for the meeting will be voted.



     The close of business on May 13, 1999 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the special meeting. There were outstanding as of the close of business on May 13, 1999 and entitled to be voted at the meeting, 19,827,621 shares of Common Stock and 2,093,083 shares of Class B Stock. All of said shares are entitled to one (l) vote on all matters voted on at the Annual Meeting, each voting as a separate class.


     The affirmative vote of a majority of each of the shares of Common Stock and Class B Stock voting in person or by proxy and as separate classes, is required to authorize the amendment to Article Fourth of the Corporation's Restated Certificate of Incorporation increasing the authorized Common Stock by 15,000,000 shares to 50,000,000 shares and reducing the authorized Class B Stock by 25,000,000 shares to 10,000,000 shares.

     The proxies in the accompanying form will be voted "FOR" the amendment set forth in the Notice of Annual Meeting. If any other specification is made by a stockholder in the proxy, it will be voted as specified.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 23, 1999 with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock by all persons known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock or Common Stock who are deemed to be such beneficial owners of the Corporation's Class B Stock or Common Stock under Rule 13d-3. Class B Stock is convertible into Common Stock at any time on a share-for-share basis.


                                                                                                 PERCENT
        TITLE                  NAME AND ADDRESS             AMOUNT AND NATURE       PERCENT       OF ALL
       OF CLASS               OF BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP    OF CLASS     CLASSES
       --------               -------------------        -----------------------    --------     -------
Class B Stock,          Charles P. Johnson                      1,513,677*            72.3%*        8.8%*
  $.10 par value        General DataComm Industries,
                        Inc.
                        Middlebury, CT 06762-1299
                        James R. Arcara                           351,420**           16.8%**       3.0%**
                        General DataComm Industries,
                        Inc.
                        Middlebury, CT 06762-1299
Common Stock, $.10 par  State of Wisconsin Investment           1,890,000***           9.5%         8.6%
  value                 Board
                        121 East Wilson Street
                        Madison, WI 53702
Common Stock, $.10 par  Forest Investment                       1,673,686****          7.8%****     7.1%
  value                 Management LLC
                        53 Forest Avenue
                        Old Greenwich, CT 06870


---------------

   * The amount and percent of Class B Stock and percent of all classes do not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of Mr. Johnson's daughter, the beneficial ownership of which he disclaims. In addition, the percent of all classes includes 93,451 shares of Common Stock, 27,387 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of April 23, 1999, 296,875 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, and 36,630 shares of Common Stock issuable upon conversion of the Corporation's 9% Cumulative Convertible Exchangeable Preferred Stock ("Preferred Stock").



  ** The amount and percent of Class B Stock includes 100,419 shares owned directly by Mr. Arcara, and 251,001 shares held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (238,801 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (l2,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 251,001 shares. In addition, the percent of all classes includes 94,707 shares of Common Stock owned directly by Mr. Arcara with his wife, 28,653 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 137,143 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership, and 45,000 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days.



 *** The amount is based on Schedule 13G, Amendment No. 1. The State of
     Wisconsin Investment Board is a state agency which invests assets on behalf of state employees and claims it owns the shares so purchased.



**** Based on Schedule 13G dated April 23, 1999 filed by Forest Investment
     Management LLC, ("Forest"), a registered investment advisor, Founders Financial Group L.P., ("Founders"), controlling shareholder of Forest, Michael A. Boyd, Inc., ("MAB, Inc.") general partner of Founders and Michael A. Boyd, sole director and shareholder of MAB, Inc., the amount held consists of shares of Common Stock acquirable upon conversion of $9,600,000 principal amount of the Corporation's 7 3/4% Convertible Senior Subordinated Debentures due 2002 and 79,050 shares of the Corporation's Preferred Stock.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director, the chief executive officer and four other highest paid executive officers have advised the Corporation that, as of April 23, 1999, he owned beneficially, directly or indirectly, securities of the Corporation in the amounts set forth opposite his name.


                                     SHARES OF                   SHARES OF
                                      COMMON       PERCENT        CLASS B        PERCENT     PERCENT OF
               NAME                 STOCK OWNED    OF CLASS    STOCK OWNED(1)    OF CLASS    ALL CLASSES
               ----                 -----------    --------    --------------    --------    -----------
Charles P. Johnson................     454,343(2)    2.3%        1,513,677(2)      72.3%         8.8%
  Chairman of the Board
Howard S. Modlin..................      97,035(3)    0.5%            6,750(3)       0.3%         0.5%
  Director
Frederick R. Cronin...............     133,778(4)    0.7%               --           --          0.6%
  Director and Vice President,
  Corporate Technology
Lee M. Paschall...................      12,500(5)    0.1%            5,770          0.3%         0.1%
  Director
John L. Segall....................       7,500(6)     --                --           --           --
  Director
Ross A. Belson....................     186,118(7)    0.9%               --           --          0.8%
  President
P. John Woods.....................      10,400(8)    0.1%               --           --           --
  President, Vital Network
  Services, L.L.C.
James R. Arcara...................     305,502(9)    1.5%          351,420(9)      16.8%         3.0%
  Vice President, Corporate
  Operations
Directors and Officers as a group
  (12 individuals including the
  above)..........................   1,429,801(10)   6.9%        1,899,617(10)     90.8%        14.7%


---------------
 (1) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis.


 (2) Includes 296,875 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, 27,387 shares of Common Stock held in the Corporation's 40l(k) Stock Fund, and 36,630 shares issuable on conversion of the Preferred Stock shares held by him. Does not include 8,643 shares of Class B Stock or l0,857 shares of Common Stock owned by trusts or in custody for the benefit of his daughter, the beneficial ownership of which he disclaims.


 (3) Includes 6,500 shares of Common Stock which Mr. Modlin could acquire by the exercise of stock options within sixty (60) days and 90,535 shares held by the law firm of which he is a member. Does not include 31,400 shares of Class B Stock nor l12,000 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which Mr. Modlin disclaims.

 (4) Includes 90,333 shares of Common Stock which Mr. Cronin could acquire by the exercise of stock options within sixty (60) days and 2,363 shares of Common Stock held in the Corporation's 40l(k) Stock Fund. Does not include 15,900 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims.

 (5) Includes 6,500 shares of Common Stock which Mr. Paschall could acquire by the exercise of stock options within sixty (60) days.

 (6) Includes 6,500 shares of Common Stock which Mr. Segall could acquire by the exercise of stock options within sixty (60) days.

 (7) Includes 166,500 shares of Common Stock which Mr. Belson could acquire by the exercise of stock options within sixty (60) days.


 (8) Includes 10,200 shares of Common Stock which Mr. Woods could acquire by the exercise of stock options within sixty (60) days and 200 shares of Common Stock held in the Corporation's 401(k) Stock Fund.

 (9) Includes 94,707 shares of Common Stock owned directly by Mr. Arcara with his wife, 28,653 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 137,143 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership and 45,000 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days and 100,419 shares of Class B Stock owned directly by Mr. Arcara and 251,001 shares held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (238,801 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (12,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 251,001 shares.



(10) Includes 736,958 shares of Common Stock which persons in the group have the right to acquire by the exercise of stock options within sixty (60) days, 75,367 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 238,801 shares of Class B Stock and 137,143 shares of Common Stock held by Mr. James R. Arcara, Vice President, Corporate Operations, as trustee under various trusts for the benefit of Mr. Johnson's family, l2,200 shares of Class B Stock held by Mr. Arcara as trustee under an insurance trust for the benefit of Mr. Johnson, 36,630 shares of Common Stock issuable on conversion of the Preferred Stock owned by Mr. Johnson and 90,535 shares of Common Stock held by the law firm of which Mr. Modlin is a member. Does not include 44,767 shares of Class B Stock and 139,757 shares of Common Stock owned directly by members of the directors' and officers' immediate families or related trusts, the beneficial ownership of which they disclaim.


                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

                     AND DECREASE AUTHORIZED CLASS B STOCK

     The Board of Directors of the Corporation unanimously adopted the proposal to amend the Restated Certificate of Incorporation of the Corporation (the "Amendment"), subject to approval of the Corporation's stockholders. If the Amendment is approved by stockholders, the number of shares of stock which the Corporation is authorized to issue will decrease from 73,000,000 to 63,000,000 shares consisting of 50,000,000 shares of Common Stock (increased from 35,000,000 shares), 10,000,000 shares of Class B Stock (decreased from 35,000,000 shares) and 3,000,000 shares of Preferred Stock (unchanged). The total authorized shares of Common Stock will be so increased to provide shares to be available for various corporate purposes as described herein, while the authorized shares of Class B Stock will be so decreased since there is no present need for the amount currently authorized. The Amendment was adopted by the Board on April 8, 1999.

     If the stockholders approve the adoption of the Amendment, it is expected that an amendment to the Certificate of Incorporation reflecting the changes resulting from the Amendment will be filed with the Secretary of State of the State of Delaware as soon as practicable thereafter and become effective on the filing thereof. A copy of the first paragraph of Article Fourth of the Certificate of Incorporation, as proposed to be amended if the proposal is approved, is attached hereto as Exhibit A.


     The Corporation currently has authorized 35,000,000 shares of Common Stock of which 19,827,621 shares are outstanding, 330,382 shares are held in treasury and 14,841,997 shares are unissued. Of such 14,841,997 unissued shares, 2,093,083 are reserved for conversion of Class B Stock, 1,465,201 shares are reserved for conversion of the Corporation's 9% Cumulative Exchangeable Convertible Preferred Stock, 4,287,429 shares are reserved for conversion of its 7 3/4% Convertible Senior Subordinated Debentures due 2002, 720,928 shares are reserved for the exercise of warrants, and 4,998,577 shares are reserved for exercise of stock options granted and available for grant under the 1979 Employee Stock Purchase Plan, Stock Option Plans and director stock options. Accordingly, there are only 1,276,779 shares of unissued Common Stock which have not been issued or reserved for issuance.



     The Corporation has historically relied on the issuance of Common Stock and/or securities which have features allowing conversion into Common Stock as a principal source of working capital and to fund investments in research and development. The proposal to increase the authorized shares of Common Stock will give the Corporation the flexibility required to provide these same capital resources in the foreseeable future. If the proposal is not approved, the Corporation may be required to seek other financing to fund its operations, and there can be no assurance the Corporation will be able to obtain such financing or, if obtained, on terms deemed favorable by the Corporation.

     The total authorized shares of Common Stock is being increased by 15,000,000 shares to provide greater flexibility and such additional shares may be issued from time to time in connection with equity capital offerings, financings, refinancings, acquisitions, employee stock option plans, stock dividends and other corporate purposes. If the increase is authorized the Board of Directors may be in a position to issue such shares without further approval of the stockholders, although certain employee stock option or similar plans such as the 1979 Employee Stock Purchase Plan would require stockholder approval to increase the authorized shares under such plans. The Corporation is considering various financing alternatives, but no specific alternative has been selected.

     At the 1986 Annual Meeting of Stockholders, 35,000,000 shares of Class B Stock were authorized, and the Class B Stock was offered to all holders of Common Stock on a share-for-share basis. There are currently 2,093,083 shares of Class B Stock outstanding.

     Class B Stock has limited transferability and the Corporation cannot authorize additional shares except (i) on approval of a majority of the vote of outstanding shares of each of the Common Stock and Class B Stock or (ii) in the event of Common Stock splits or Common Stock dividends on the Common Stock, and if so, in the same per share proportion (e.g., if there is a 5% Common Stock dividend, the holders of Class B Stock would receive 5 shares of Class B Stock for each 100 shares of Class B stock held).

     The Board of Directors believes reducing the authorized Class B Stock to 10,000,000 shares will be sufficient to cover any foreseeable future requirements of stock dividends or stock splits on Class B Stock.

     The affirmative vote of a majority of the shares entitled to vote, of the Common Stock and Class B Stock voting separately, is required to approve the proposed amendment to the Certificate of Incorporation increasing the authorized number of shares of Common Stock to 50,000,000 shares and decreasing the authorized number of shares of Class B Stock to 10,000,000 shares. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 35,000,000 TO 50,000,000 SHARES AND DECREASING THE AUTHORIZED NUMBER OF CLASS B SHARES FROM 35,000,000 TO 10,000,000 SHARES. IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED FOR SUCH AMENDMENT TO THE CERTIFICATE OF INCORPORATION UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                              COST OF SOLICITATION


     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Corporation's regular employees in the total approximate number of three (3). Solicitation will be made by mail, telegram, telephone and in person. The Corporation has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $5,000, plus reimbursement of certain out-of-pocket expenses.


                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary
Dated: Middlebury, Connecticut
       May 13, 1999

                                                                       EXHIBIT A

     FOURTH: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 63,000,000 consisting of 50,000,000 shares of Common Stock having a par value of $.10 per share, 10,000,000 shares of Class B Stock having a par value of $.10 per share and 3,000,000 shares of Preferred Stock having a par value of $1.00 per share.

                        GENERAL DATACOMM INDUSTRIES, INC.

                    PROXY - Special Meeting of Stockholders -

                                  June 18, l999

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Special Meeting of the Stockholders of said Corporation, to be held at The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on Friday, June 18, 1999 at 11:00 A.M. and any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

----------

(1) FOR [ ] AGAINST [ ] ABSTAIN [ ] increasing authorized Common Stock by 15,000,000 shares and decreasing authorized Class B Stock by 25,000,000 shares.

      Unless you specify otherwise, this Proxy will be voted "FOR" the above proposal.

      A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (l), that one (l)), may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

         IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated May 13, 1999.

                                    Dated: __________________ 1999


                                    ___________________________(L.S.)
                                    (Stockholder(s) Signature)


                                    ___________________________(L.S.)


NOTE: This Proxy, properly completed, dated and signed, should be returned immediately in the enclosed postage-paid envelope to GENERAL DATACOMM INDUSTRIES, INC.